Exhibit 99.1

May 15, 2018

IKEA U.S. AND ALLIANCE DATA LAUNCH THE IKEA VISA CREDIT CARD
MAKING SHOPPING MORE ACCESSIBLE AND AFFORDABLE FOR THE MANY

IKEA U.S. today announced the launch of the IKEA® Visa® Credit Card, a new loyalty-driven credit card that allows customers to earn rewards on IKEA purchases and everyday spending needs such as gas, groceries and utilities.

The IKEA® Visa® credit card is part of a broader partnership with Alliance Data's (NYSE: ADS) card services business to design unique financing products that will deliver meaningful credit lines and loyalty rewards to customers. In February, the IKEA Projekt Card launched, offering a store-branded financing solution for qualified customers doing major home decorating and renovation projects, such as a dream kitchen.

About IKEA
 Since its 1943 founding in Sweden, IKEA has offered home furnishings of good design and function at low prices. The IKEA Group operates 362 IKEA stores in 29 countries, including 47 in the U.S. IKEA incorporates sustainability into day-to-day business and supports initiatives that benefit children and the environment. For more information see IKEA-USA.com, @IKEAUSANews, @IKEAUSA or IKEAUSA on Facebook, YouTube, Instagram and Pinterest.

About Alliance Data
 Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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